Exhibit 99.1

Ipsidy Announces Results for Second Quarter

Ended June 30, 2019

LONG BEACH, N.Y., August 12, 2019 -- Ipsidy Inc. (https://www.ipsidy.com) [OTCQX:IDTY] which operates an Identity as a Service (IDaaS) platform that delivers a suite of secure, mobile, biometric identity solutions, available to any vertical, anywhere, today announced its results for the second quarter ended June 30, 2019.

Financial Highlights for the Three and Six Months Ended June 30, 2019

●	Total revenue for the three and six-month periods in 2019 was $0.6 million and $1.4 million respectively compared to $1.8 million and $2.4 million respectively for the three and six months in 2018. The results in 2018 reflected the one-time supply of Search™, our Automated Fingerprint Identification System to the Zimbabwe Electoral Commission, offset by revenue increases in 2019 from new products and Cards Plus.

●	Net loss before taxes for the three and six months ended June 30, 2019 decreased by 12% and 15% to $2.2 million and $4.4 Million respectively, compared to a net loss for the three and six months ended June 30, 2018 of $2.5 million and $5.2 million respectively.

●	Basic and diluted net loss per share for the three and six months ended June 30, 2019 was $0.00 cents and 0.01 cents respectively compared to basic and diluted net loss per share of $0.01 cents in each of the three and six months ended June 30, 2018.

●	Adjusted EBITDA loss for the three and six month periods in 2019 was $1.5 million and $3.1 million respectively compared to $1.6 million and $3.3 million respectively in 2018, a decrease of 1% and 5% respectively.

●	In June 2019, the Company closed a common equity funding round for aggregate gross proceeds of approximately $3.1 million, by the issuance of approximately 38.8 million shares of Common Stock.

Refer to Table 1 for reconciliation of net income to Adjusted EBITDA (a non-GAAP measure).

“We are focused on specific international opportunities, where we are starting to see active interest in our solutions” said Philip Beck, Chairman and CEO of Ipsidy. “We believe that we can build on Ipsidy’s established presence in Latin America in an effective way, to provide our solutions to this important market. We are also working on opportunities in other regions, that we believe can be significant. We look forward to growing our platform revenue with more customers and users over the coming year, as we focus in on our active sales pipeline. We also continue to work on our plan for uplisting to a national exchange in due course.”

Operational Highlights

Ipsidy continued to make progress in executing our strategy, building our team, enhancing our IDaaS platform, updating our apps to reflect customer feedback, establishing sales channels and launching our new identity solutions across several vertical and international markets, including the following activities:

●	Signed Memorandum of Understanding with ASNET, a Colombian provider of advanced transaction solutions, to integrate and offer Ipsidy solutions to their clients in Latin America and join the Ipsidy Partner Network.

●	Established a subsidiary company in Peru and working to develop necessary local infrastructure and pursue various agreements to deliver our Identity services in the country.

●	Announced agreement with Mobile Solutions Peru to launch Ipsidy solutions in Peru and Chile.

●	Started work on pilots of TimeTM with two customers in Peru, including Boxer Security, adapting our Access solution and its mobile facial biometric and geo-location application to verify employee location and attendance for their security personnel working at client facilities around Peru.

●	Our Colombian subsidiary Multipay, completed implementation of a bill payments solution for Cyrus Trading Consultores Asociados S.A.C., a payments technology company, working with BBVA Continental in Peru under our agreement with Hogier Gartner Y CIA.

●	Continued to develop our enhanced Access™ and frictionless IP Camera solution by leveraging our Ayonix license to allow rapid edge-processing for facial biometric extraction, tracking and matching. This solution is currently being tested by an entertainment industry customer in the United States.

●	Launched VerifiedTM using the Identity Portal with Safetrade’s Xpressa Payment Solutions in South Africa, to quickly identify merchant customers of its online payment gateway and to authorize account profile changes. Verified helped Xpressa enhance its security, increase productivity and improve customer service.

●	Launched ProofTM, our new identity proofing solution, available through Ipsidy’s new Identity Portal and via integration. Our partner, Datapro, has modified its e-IBS core banking solution including its digital onboarding module to integrate Verified and Proof, which are available to Datapro’s financial institutions with account holders in 31 countries.

Additional analysis of the Company’s performance can be found in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Quarterly Report on Form 10-Q for the three months ended June 30, 2019 filed at www.sec.gov and posted on the Company’s investor relations website.

Get the Ipsidy mobile apps at: App Store or GooglePlay. Visit the Ipsidy website today at https://www.ipsidy.com where you can learn more about our solutions, sign up to become part of our Reseller Network, learn how to integrate to our platform or use our out-of-the box solutions Access™, Time and the Identity Portal.

About Ipsidy:

Ipsidy Inc. (OTCQX:IDTY) www.ipsidy.com operates an Identity as a Service (IDaaS) platform that delivers a suite of secure, mobile, biometric identity solutions, available to any vertical, anywhere. In a world that is increasingly digital and mobile, our mission is to help our customers know with biometric certainty the identity of the people with whom they are engaging. We provide solutions to everyday problems: Who is applying for a loan? Who is accessing the computer system? Who is at the door? Identity creates trusted transactions. Ipsidy’s solutions embed authenticated identity and event details with a digital signature and participants use their own mobile device to approve everyday transactions. Our platform delivers identity solutions that work great on their own but even better together.

Ipsidy is headquartered in New York and has operating subsidiaries: MultiPay in Colombia, www.multipay.com.co; Cards Plus in South Africa, www.cardsplus.co.za; Ipsidy Enterprises in the U.K. and Ipsidy Perú S.A.C. in Peru. Further information on Ipsidy can be found at www.ipsidy.com or contact us at sales@ipsidy.com.

Contacts:

Ipsidy Inc.
Philip Beck, Chairman & CEO	philipbeck@ipsidy.com
Stuart Stoller, CFO	stuartstoller@ipsidy.com
+1 (516) 274-8700

Notice Regarding Forward-Looking Statements.

Information contained in this announcement may include “forward-looking statements.” All statements other than statements of historical facts included herein, including, without limitation, those regarding the financial position, business strategy, plans and objectives of management for future operations of both Ipsidy and its business partners, future service launches with customers, the outcome of pilots and new initiatives and customer pipeline are forward-looking statements. Such forward-looking statements are based on a number of assumptions regarding Ipsidy present and future business strategies, and the environment in which Ipsidy expects to operate in the future, which assumptions may or may not be fulfilled in practice. Implementation of some or all of the new services referred to is subject to regulatory or other third party approvals. Actual results may vary materially from the results anticipated by these forward-looking statements as a result of a variety of risk factors, including the risk that implementation, adoption and offering of the service by customers, consumers and others may take longer than anticipated, or may not occur at all; changes in laws, regulations and practices; changes in domestic and international economic and political conditions and others. Additional risks may arise with respect to commencing operations in new countries and regions, of which Ipsidy is not fully aware at this time. See the Company’s Annual Report on Form 10-K for the Fiscal Year ended December 31, 2018 filed at www.sec.gov for other risk factors which investors should consider. These forward-looking statements speak only as to the date of this announcement and cannot be relied upon as a guide to future performance. Ipsidy expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this announcement to reflect any changes in its expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

Non-GAAP Financial Information.

The Company provides certain non-GAAP financial measures in this statement. Management believes that Adjusted EBITDA, when viewed with our results under GAAP and the accompanying reconciliations, provides useful information about our period-over-period results. Adjusted EBITDA is presented because management believes it provides additional information with respect to the performance of our fundamental business activities and is also frequently used by securities analysts, investors and other interested parties in the evaluation of comparable companies. We also rely on Adjusted EBITDA as a primary measure to review and assess the operating performance of our company and our management team in connection with our executive compensation. These non-GAAP key business indicators, which include Adjusted EBITDA, should not be considered replacements for and should be read in conjunction with the GAAP financial measures.

We define Adjusted EBITDA as GAAP net loss adjusted to exclude: (1) interest expense, (2) interest income, (3) provision for income taxes, (4) depreciation and amortization, (5) stock-based compensation expense (stock options and restricted stock) and (6) certain other items management believes affect the comparability of operating results. Please see Table 1 below for a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP.

TABLE 1

Reconciliation of Net Loss to Adjusted EBITDA

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018

Net loss	$(2,175,791)	$(2,473,050)	$(4,438,530)	$(5,225,975)

Add Back:

Interest Expense	93,260	246,928	180,150	485,467
Other	(6,271)	(77,734)	(12,497)	(77,734)
Depreciation and amortization	166,908	113,768	327,696	224,140
Taxes	4,264	9,856	17,965	14,417
Stock compensation	372,341	624,581	787,720	1,292,900

Adjusted EBITDA (Non-GAAP)	$(1,545,289)	$(1,555,651)	$(3,137,496)	$(3,286,785)

IPSIDY INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018

Revenues:
Products and services	$628,905	$1,821,807	$1,352,846	$2,329,734
Lease income	16,056	17,520	32,493	35,382
Total revenues, net	644,961	1,839,327	1,385,339	2,365,116

Operating Expenses:
Cost of Sales	189,261	743,709	365,724	863,957
General and administrative	2,367,298	3,256,150	4,934,433	6,055,153
Research and development	6,032	20,330	10,398	25,691
Depreciation and amortization	166,908	113,768	327,696	224,140
Total operating expenses	2,729,499	4,133,957	5,638,251	7,168,941

Loss from operations	(2,084,538)	(2,294,630)	(4,252,912)	(4,803,825)

Other Income (Expense):
Interest expense	(93,260)	(246,298)	(180,150)	(485,467)
Other income, net	6,271	77,734	12,497	77,734
Other expense, net	(86,989)	(168,564)	(167,653)	(407,733)

Loss before income taxes	(2,171,527)	(2,463,194)	(4,420,565)	(5,211,558)

Income Taxes	(4,264)	(9,856)	(17,965)	(14,417)

Net loss	$(2,175,791)	$(2,473,050)	$(4,438,530)	$(5,225,975)

Net loss per share - Basic and Diluted	$(0.00)	$(0.01)	$(0.01)	$(0.01)

Weighted Average Shares Outstanding - Basic and Diluted	479,787,679	407,490,811	476,369,338	405,872,537

IPSIDY INC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
	2019	2018
	(unaudited)
ASSETS
Current Assets:
Cash	$4,184,220	$4,972,331
Accounts receivable, net	183,958	130,875
Current portion of net investment in direct financing lease	61,942	58,727
Inventory	183,746	133,541
Other current assets	559,904	471,834
Total current assets	5,173,770	5,767,308

Property and equipment, net	191,426	204,000
Other assets	1,912,654	1,566,177
Intangible assets, net	3,798,597	3,310,184
Goodwill	6,736,043	6,736,043
Net investment in direct financing lease, net of current portion	528,240	560,036
Total assets	$18,340,730	$18,143,748

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$1,864,148	$1,302,226
Capital lease obligation, current portion	32,798	30,898
Note payable, current portion	1,913,591	-
Deferred revenue	409,788	236,270
Total current liabilities	4,220,325	1,569,394

Long-term liabilities:
Capital lease obligation, net of current portion	67,723	84,610
Total long-term liabilities	10,267	1,853,648
Other liabilities	215,163	45,000
Total liabilities	4,513,478	3,552,652

Commitments and Contingencies

Stockholders’ Equity:

Common stock, $0.0001 par value, 1,000,000,000 shares authorized; 518,125,454 and 478,950,996 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	51,812	47,895
Additional paid in capital	94,527,749	90,770,682
Subscription receivable	(100,000)	-
Accumulated deficit	(80,873,765)	(76,435,235)
Accumulated comprehensive income	221,456	207,754
Total stockholders’ equity	13,827,252	14,591,096
Total liabilities and stockholders’ equity	$18,340,730	$18,143,748

IPSIDY INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended
	June 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,438,530)	$(5,225,975)
Adjustments to reconcile net loss with cash used in operations:
Depreciation and amortization expense	327,696	224,140
Stock-based compensation	787,720	1,292,900
Stock issued for services	41,112	196,138
Inventory reserve	-	348,308
Amortization of debt discount and debt issuance costs, net	54,882	323,114
Changes in operating assets and liabilities:
Accounts receivable	(63,869)	(620,817)
Net investment in direct financing lease	28,581	25,692
Other current assets	155,035	(263,165)
Inventory	(60,818)	(41,435)
Accounts payable and accrued expenses	324,076	524,290
Deferred revenue	173,518	535,434
Net cash flows from operating activities	(2,670,597)	(2,681,376)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(14,902)	(15,690)
Investment in other assets including work in process	(940,068)	(389,767)
Net cash flows from investing activities	(954,970)	(405,457)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock, net of offering costs	2,832,152	-
Principal payments on capital lease obligations	(14,987)	(13,301)
Net cash flows from financing activities	2,817,165	(13,301)

Effect of foreign currencies exchange on cash	20,291	(1,021)

Net change in Cash	(788,111)	(3,101,155)
Cash, Beginning of Period	4,972,331	4,413,822
Cash, End of Period	$4,184,220	$1,312,667

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$6,996	$8,247
Cash paid for income taxes	$4,264	$14,417

Non-cash Investing and Financing Activities:
Purchase of vehicle with note payable	$16,510	$-
Recognition of lease right to use assets and liabilities	$514,473	$-